Filed Pursuant to Rule 424(b)(5)
Registration No. 333-283201

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 21, 2024)

Up to $100,000,000

Common Shares

We have entered into an Open Market Sale AgreementSM, or the Sales Agreement, with Jefferies LLC, or Jefferies, relating to the sale of our common shares from time to time offered by this prospectus supplement and the accompanying base shelf prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell our common shares having an aggregate offering price of up to $100,000,000 from time to time through Jefferies, acting as our sales agent.

Our common shares are listed on the Nasdaq Capital Market under the symbol “ENGN.” The last reported sale price of our common shares on the Nasdaq Capital Market on December 18, 2024 was $5.93 per share.

Sales of our common shares, if any, under this prospectus supplement may be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act. Jefferies is not required to sell any specific amount of our common shares, but will act as our sales agent using commercially reasonable efforts, consistent with its normal sales and trading practices on mutually agreed terms between Jefferies and us. There is no arrangement for funds to be received in escrow, trust or similar arrangement.

No sales of our common shares under this prospectus will be offered or made in Canada, to anyone known by the sales agent to be a resident of Canada or over or through the facilities of any exchange or market in Canada.

Jefferies will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price of all common shares sold through it under the Sales Agreement. In connection with the sale of the common shares on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act. See “Plan of Distribution” beginning on page S-22 for additional information regarding the compensation to be paid to Jefferies.

Investing in our common shares involves a high degree of risk. You should carefully read and consider the risk factors described in, and incorporated by reference under, “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Jefferies

The date of this prospectus supplement is December 20, 2024

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TABLE OF CONTENTS
Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby, and also adds to and updates information contained in the accompanying base shelf prospectus and the documents incorporated into each by reference. The second part, the accompanying base shelf prospectus, gives more general information and disclosure. This prospectus supplement is deemed to be incorporated by reference into the accompanying base shelf prospectus solely for the purpose of this offering. When we refer only to the “prospectus,” we are referring to both parts combined.

If there is any inconsistency between information in or incorporated by reference into the accompanying base shelf prospectus and information in or incorporated by reference into this prospectus supplement, you should rely only on the information contained in or incorporated by reference into this prospectus supplement. This prospectus supplement, the accompanying base shelf prospectus and the documents incorporated into each by reference include important information about us, the common shares being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying base shelf prospectus together with the additional information described under the heading “Where You Can Find More Information” before investing in our common shares.

Neither we nor Jefferies have authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement and the accompanying base shelf prospectus, the documents incorporated by reference herein or therein or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We are not, and Jefferies is not, making an offer to sell these securities in any jurisdiction where the offer or sale thereof is not permitted. We are not offering to sell, or seeking offers to buy, common shares in Canada, to anyone known by the sales agent to be a resident of Canada or over or through the facilities of any exchange or market in Canada. The distribution of this prospectus and the offering of common shares in certain jurisdictions may be restricted by law. You should assume that the information appearing in this prospectus supplement, the accompanying base shelf prospectus and the documents incorporated into each by reference is accurate only as of the respective dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated in this prospectus supplement and the accompanying base shelf prospectus all dollar amounts and references to “$” or “US$” are to U.S. dollars and references to “C$” are to Canadian dollars.

In this prospectus supplement and the accompanying base shelf prospectus, unless the context otherwise requires, references to “we,” “us,” “our” or similar terms, as well as references to “enGene” or the “Company,” refer to enGene Holdings Inc., either alone or together with our subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights key aspects of this offering and certain information contained elsewhere in this prospectus supplement and the documents incorporated by reference. This summary is not complete and does not contain all of the information that may be important to you or that you should consider before investing in our common shares. You should read carefully the other information included and incorporated by reference in this prospectus supplement and the accompanying base shelf prospectus before investing in our common shares. You should pay special attention to the risks and uncertainties identified under the captions “Risk Factors,” “Special Note Regarding Forward-Looking Statements” and elsewhere in this prospectus supplement, the accompanying base shelf prospectus and the documents incorporated by reference herein or therein, including our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q on file with the Securities and Exchange Commission, or the SEC, and any amendments thereto, when determining whether an investment in our common shares is appropriate for you.

The Company

We are a clinical-stage biotechnology company focused on developing gene therapies to improve the lives of patients. We are developing non-viral gene therapies based on our novel and proprietary dually derived chitosan, or “DDX”, gene delivery platform, which allows localized delivery of multiple gene cargos directly to mucosal tissues and other organs. We believe our DDX platform, with its broad tissue and disease application, has the potential to take gene therapy beyond rare genetic diseases into oncology and other underserved therapeutic areas. We have established integrated capabilities with this platform to support the clinical development and potential commercialization of our gene therapies.

Our lead product candidate, detalimogene voraplasmid, (also known as detalimogene, and previously EG-70), which is comprised of three gene cargos delivered via our proprietary DDX platform, is a therapy designed to generate a local immune reaction in proximity to tumors. We believe this enables the immune system to reduce or clear the tumor and develop memory to resist recurrence. Because this treatment does not need to deliver the therapeutic gene directly into tumor cells, it is applicable to many tumor types. We are currently developing detalimogene as a monotherapy to treat non-muscle invasive bladder cancer (“NMIBC”) with carcinoma in situ (“CIS”) in patients that have been unresponsive to treatment with Bacillus Calmette-Guerin, or “BCG,” or what is referred to as “BCG-unresponsive NMIBC with CIS.”

In NMIBC, carcinoma in situ, or CIS, is a flat, high-grade, sessile tumor that has a high likelihood of invading the deeper layers of the bladder wall. A “high-” or “low-” tumor risk describes the degree to which the tumor pathology appears more likely to grow quickly and invade non-cancerous tissue. NMIBC with CIS is typically initially treated with a solution containing the bacterium BCG that is instilled into the bladder multiple times over the course of several months. Despite this treatment, many of these cancers recur and are unresponsive to additional BCG, allowing the cancer to spread throughout and deeper into the bladder and often requiring surgical removal of the bladder (radical cystectomy). We believe BCG-unresponsive NMIBC with CIS is currently an underserved therapeutic segment with limited treatment options, and that there is a market opportunity for detalimogene as a monotherapy for this condition. While the potential market for detalimogene may not be limited to these patients, that is our current initial focus in working to bring detalimogene to market.

Further details concerning our business, including information with respect to our assets, operations and development history, are provided in our Annual Report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q, or our current reports on Form 8-K, which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. See “Incorporation of Certain Documents by Reference.” You are encouraged to thoroughly review the documents incorporated by reference into this prospectus supplement as they contain important information concerning our business and our prospects.

Stock Exchange Listing

Our common shares and warrants are listed for trading on Nasdaq under the symbols “ENGN” and “ENGNW”, respectively.

Corporate Information

enGene Holdings Inc. (together with its consolidated subsidiaries “enGene” or the “Company”) formed in connection with the Merger Agreement (as defined below), was incorporated as 14963148 Canada Inc. under the federal laws of Canada on April 24, 2023 and changed its name to enGene Holdings Inc. on May 9, 2023. On October 31, 2023, enGene Holdings Inc. continued

from being a corporation incorporated under and governed by the Canada Business Corporations Act to a company continued to and governed by the Business Corporations Act (British Columbia).

Forbion European Acquisition Corporation, or FEAC, was a special purpose acquisition company, incorporated as a Cayman Island exempted company on August 9, 2021 and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more business or entities. On October 31, 2023, the Company, FEAC, and enGene Inc., consummated the merger (the “Reverse Recapitalization”) pursuant to a business combination agreement, dated as of May 16, 2023 (the “Merger Agreement”).

As a result of the Reverse Recapitalization, the Company became a publicly traded company, and listed its common shares and warrants on the Nasdaq Global Market under the symbols “ENGN” and “ENGNW,” respectively, commencing trading on November 1, 2023, with enGene Inc., a subsidiary of the Company, continuing the existing business operations.

enGene’s principal executive offices are located at 4868 Rue Levy, Suite 220, Saint-Laurent, QC H4R 2P1, Canada, and the Company’s phone number is (514) 332-4888. Our website address is www.engene.com. The information found on, that can be accessed from or that is hyperlinked to our website is not part of nor incorporated by reference into this prospectus supplement nor the accompanying base shelf prospectus or any document incorporated herein or therein by reference, except to the extent otherwise explicitly stated.

Emerging Growth Company and Smaller Reporting Company

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected to opt out of such extended transition period.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of FEAC’s IPO, which occurred on December 14, 2021, (b) in which we have total annual revenue of at least $1.23 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common shares held by non-affiliates exceeds $250 million as of the prior April 30, or (2) our annual revenues exceed $100 million during such completed fiscal year and the market value of our common shares held by non-affiliates exceeds $700 million as of the prior April 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial reporting with that of other public companies difficult or impossible.

Recent Developments

As reported in our Current Report on Form 8-K filed with the SEC December 19, 2024, the Company and its subsidiaries (collectively, the “Borrower”) recently entered into the First Amendment to Amended and Restated Loan and Security Agreement with Hercules Capital, Inc. (“Hercules”), dated December 18, 2024 (the “First Amendment”), which amended the Amended and Restated Loan and Security Agreement, dated December 22, 2023 (the “Amended Loan Agreement), by and among each Borrower, Hercules, as agent and lender, and the several banks and other financial institutions or entities from time to time party thereto (with Hercules, the “Lenders”). Pursuant to the First Amendment, the $7.5 million advance originally available upon achievement of the Interim Milestone (as defined in the Amended Loan Agreement) was added to the uncommitted tranche subject to the Lenders’ investment committee approval and satisfaction of certain other conditions precedent (including payment of a 0.75% facility charge on the amount borrowed), pursuant to which the Borrower may request from time to time that the Lenders make additional term loan advances to the Borrower in an aggregate principal amount of up to $27.5 million. The First Amendment did not change the total term loan facility available to the Borrower of up to $50.0 million.

THE OFFERING

The following summary contains basic information about the offering and is not intended to be complete. It does not contain all the information that is important to you. You should carefully read the entire prospectus supplement, the accompanying base shelf prospectus and the documents incorporated by reference herein and therein before making an investment decision.

Issuer	enGene Holdings Inc.
Common shares offered by us	Common shares having an aggregate offering price of up to $100,000,000.
Common shares to be outstanding immediately after the offering

Up to 67,840,082 shares, assuming the sale of 16,863,406 of our common shares in this offering at a price of $5.93 per share, which was the last reported sale price of our common shares on The Nasdaq Capital Market on December 18, 2024. The actual number of shares issued will vary depending on the price at which shares may be sold from time to time during this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through our sales agent, Jefferies. See “Plan of Distribution” on page S-22 of this prospectus supplement.
Use of Proceeds

We intend to use the net proceeds from the sale of our common shares pursuant to this offering, if any, primarily to fund the clinical development of detalimogene and for general corporate purposes. See “Use of Proceeds” on page S-12 of this prospectus supplement.

Risk Factors

Investing in our common shares involves significant risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 4 of the accompanying base shelf prospectus, as well as those risks and uncertainties identified in the documents incorporated by reference herein or therein, including our most current Annual Report on Form 10-K, for a discussion of certain factors you should carefully consider before deciding to invest in our common shares.

Nasdaq Capital Market symbol	“ENGN”
Income tax considerations

The common shares will be subject to special and complex tax rules for U.S. taxpayers. Holders are urged to consult their own tax advisors with respect to the U.S. and Canadian federal, state, provincial, territorial, local and foreign tax consequences of purchasing, owning and disposing of the common shares. See “Certain U.S. Federal Income Tax Considerations” and “Certain Canadian Federal Income Tax Considerations” on pages S-14 and S-19 of this prospectus supplement.

No sales of our common shares under this prospectus will be offered or made in Canada, to anyone known by the sales agent to be a resident of Canada or over or through the facilities of any exchange or market in Canada.

The number of common shares to be outstanding immediately after this offering is based on 50,976,676 common shares outstanding as of October 31, 2024 and excludes as of such date:

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6,034,512 common shares issuable upon exercise of outstanding options at a weighted-average price of $6.88 per share;
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8,511,968 common shares issuable upon exercise of outstanding warrants (inclusive of 8,449,555 warrants with an exercise price of $11.50 per share and 62,413 warrants issued to Hercules in connection with the Amended Loan Agreement with an exercise price of $7.21 per share);

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2,752,889 common shares reserved for future issuance under the Company’s Amended and Restated 2023 Incentive Equity Plan, or the 2023 Plan, and any additional automatic increases in the number of common shares reserved for issuance under the 2023 Plan; and
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up to 76,283 additional common shares that may be issuable upon exercise of warrants that may be issued to Hercules in connection with the Amended Loan Agreement with a weighted-average exercise price that, if issued, would be determined at such later date.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the warrants or vested options. To the extent that outstanding options are exercised or other shares are issued, investors purchasing our common shares in this offering may experience further dilution. In addition, we may choose to issue additional common shares, or securities convertible into or exchangeable for common shares, in the future. The issuance of these securities could result in further dilution for investors purchasing our common shares in this offering.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the other information contained in this prospectus supplement, the accompanying base shelf prospectus and the documents incorporated by reference herein and therein, prospective investors should carefully consider the factors set out under “Risk Factors” in the accompanying base shelf prospectus and our most recent Annual Report on Form 10-K, and the factors set out below in evaluating enGene and its business before making an investment in our common shares. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in our Annual Report on Form 10-K or our other filings with the SEC are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Risks Related to This Offering

If you purchase common shares in this offering, you may experience immediate and substantial dilution.

The shares sold in this offering, if any, will be sold from time to time at various prices; however, the assumed public offering price of our common shares exceeds the net tangible book value per common share outstanding prior to this offering. Therefore, if you purchase common shares in this offering, you will pay a price per share that exceeds our net tangible book value per share after this offering. Assuming that an aggregate of 16,863,406 common shares are sold during the term of the Sales Agreement with the Sales Agent at a price of $5.93 per share, the last reported sale price of our common shares on the Nasdaq Capital Market on December 18, 2024, for aggregate proceeds of approximately $96.9 million, after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $0.48 per share, representing the difference between our as adjusted net tangible book value per share of $5.45 as of October 31, 2024 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

The market price and trading volume of enGene's common shares may be volatile, which could result in rapid and substantial losses for its shareholders or securities litigation.

The market price of enGene's common shares may be highly volatile and could be subject to wide fluctuations, in response to various factors, some of which enGene cannot control. The stock market in general, and biotechnology companies in particular, have experienced extreme price and volume fluctuations that have been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common shares, regardless of our actual operating performance. In addition to the factors discussed under the heading “Risk Factors” in the Annual Report on Form 10-K, these factors include:

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quarterly variations in operating results;
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operating results that vary from the expectations of securities analysts and investors;
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change in valuations;
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changes in enGene's operations;
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expenses enGene incurs related to future research;
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regulatory approvals;
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fluctuations in the demand for enGene's product candidates;
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changes in the industry in which enGene operates;
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announcements by enGene or other companies of significant contracts, acquisitions, dispositions, strategic partnerships, joint ventures, capital commitments, plans, prospects, service offerings or operating results;
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results of clinical studies of our product candidates, or those of our competitors;
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additions or departures of key personnel;

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future sales of enGene’s securities;
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trading of enGene’s securities by one or more large shareholders;
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other risk factors discussed herein; and
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other unforeseen events

Stock markets in the United States have experienced extreme price and volume fluctuations. Market fluctuations, as well as general political and economic conditions such as prolonged economic uncertainty, a recession, volatile interest rate or currency rate fluctuations, sustained inflation, or other events, such as acts of terrorism or geopolitical conflicts, could adversely affect the market price of enGene's common shares and result in substantial losses for shareholders. Also, in the past, companies that have experienced volatility in the market price of their common shares have been subject to securities litigation. enGene may be the target of this type of litigation in the future. Securities litigation against enGene could result in substantial costs and divert management’s attention from other business concerns, which could materially harm enGene’s business.

The Company has never declared dividends and may not do so in the future.

enGene has not declared or paid any cash dividends on common shares to date. The payment of dividends in the future will be dependent on our revenues and earnings, if any, capital requirements and general financial condition or such other factors as enGene’s board of directors considers appropriate at such time. Unless and until enGene pays dividends, shareholders may not receive a return on their shares. There is no present intention by the board of directors to pay dividends on the common shares.

Further sales and issuances of our common shares, including by us and significant shareholders, could negatively affect the price of our common shares.

The market price of the Company’s equity securities could decline as a result of issuances of securities by the Company or sales by the Company’s existing shareholders of common shares in the market, or the perception that such sales could occur. Sales of common shares by shareholders might also make it more difficulty for the Company to sell equity securities at a time and price that the Company deems appropriate. Sales or issuances of substantial numbers of common shares, or the perception that such sales could occur, may adversely affect the prevailing market prices of the common shares. With any additional sale or issuance of common shares, investors will suffer dilution to their voting power and the Company may experience dilution in its earnings per share.

Additionally, on November 13, 2024, we filed a registration statement on Form S-3 (File No. 333-283202) (the “resale registration statement”) with the SEC to register (a) the issuance of up to an aggregate of 8,511,968 common shares upon the exercise of a like number of warrants as well as (b) the resale from time to time by the selling securityholders named in the resale registration statement of up to 46,977,183 of our common shares (which includes 6,289,198 common shares that may be issued upon exercise of the warrants), and up to 6,289,198 of our warrants. The Company common shares and warrants being offered for resale in the prospectus which forms a part of the resale registration statement, represented approximately 92.2% of our total outstanding common shares and approximately 73.9% of our outstanding warrants, respectively, as of the date of such prospectus.

The resale, or expected or potential resale, of a substantial number of our common shares in the public market could adversely affect the market price for our common shares and make it more difficult for you to sell your common shares at times and prices that you feel are appropriate. Furthermore, we expect that, because there are a large number of shares registered pursuant to the resale registration statement, the selling securityholders named therein will continue to offer the securities covered by the resale registration statement for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to a resale registration statement may continue for an extended period of time.

enGene has been and there is a risk that enGene may continue to be a “passive foreign investment company” which would likely result in materially adverse U.S. federal income tax consequences for U.S. investors.

enGene believes it has been classified as a passive foreign investment company, or PFIC, in the taxable years ended October 31, 2024 and 2023, respectively, and believes it may continue to be classified as a PFIC in future taxable years. However, the determination as to whether enGene is a PFIC for any taxable year is based on the application of complex U.S. federal income tax rules that are subject to differing interpretations and cannot be determined until after the end of the particular taxable year. If enGene is a PFIC for any taxable year during which a U.S. Holder (as defined under “Certain U.S. Federal Income Tax Considerations”) holds common shares, it would likely result in adverse U.S. federal income tax consequences for such U.S.

Holder. U.S. Holders should carefully read “Certain U.S. Federal Income Tax Considerations—Passive Foreign Investment Company Rules” for more information and consult their own tax advisors regarding the consequences of enGene being treated as a PFIC for U.S. federal income tax purposes, including the advisability of making a “qualified electing fund election”, which may mitigate certain possible adverse U.S. federal income tax consequences but may result in an inclusion in gross income without receipt of such income.

enGene’s management team will have broad discretion to use the net proceeds from this offering and its investment of these proceeds may not yield a favorable return. They may invest the proceeds of this offering in ways with which investors disagree.

Our management team will have broad discretion in the application of the net proceeds from this offering and could spend or invest the proceeds in ways with which our shareholders disagree. Accordingly, investors will need to rely on our management team’s judgment with respect to the use of these proceeds. We intend to use the proceeds from this offering in the manner described under “Use of Proceeds.” However, the failure by management to apply these funds effectively could negatively affect our ability to operate and grow our business.

We cannot specify with certainty all of the particular uses for the net proceeds to be received from this offering. In addition, the amount, allocation and timing of our actual expenditures will depend upon numerous factors, including milestone payments received from our strategic partnerships and royalties received on sale of any approved products. Accordingly, we will have broad discretion in using these proceeds. Until the net proceeds are used, they may be placed in investments that do not produce significant income or that may lose value.

We are governed by the corporate laws of Canada which in some cases have a different effect on shareholders than the corporate laws of the United States.

We are governed by the BCBCA and other relevant laws, which may affect the rights of shareholders differently than those of a company governed by the laws of a U.S. jurisdiction, and may, together with our charter documents, have the effect of delaying, deferring or discouraging another party from acquiring control of our company by means of a tender offer, a proxy contest or otherwise, or may affect the price an acquiring party would be willing to offer in such an instance. The material differences between the BCBCA and Delaware General Corporation Law, or DGCL, that may have the greatest such effect include, but are not limited to, the following: (i) for certain corporate transactions (such as mergers and amalgamations or amendments to our Articles) the BCBCA generally requires the voting threshold to be a special resolution approved by 66 2/3% of the votes cast by shareholders on the resolution, or as set out in our Articles, as applicable, whereas the DGCL generally only requires a majority vote; and (ii) under the BCBCA a holder of 5% or more of our common shares can requisition a special meeting of shareholders, whereas such right does not exist under the DGCL. Investors may find our company and our common shares less attractive because we are governed by foreign laws.

enGene has a history of negative operating cash flow and may continue to experience negative operating cash flow.

We have had negative operating cash flow for every period since inception. We anticipate that we will continue to have negative cash flow until such time, if at all, that profitable commercial production is achieved with a clinical candidate. To the extent that we have negative cash flow in future periods, we may need to allocate a portion of our cash reserves to fund such negative cash flow. We may also be required to raise additional funds through the issuance of equity or debt securities. There can be no assurance that additional capital or other types of financing will be available when needed or that these financings will be on terms favorable to us.

U.S. civil liabilities may not be enforceable against us, our directors, our officers or certain experts named in this prospectus supplement.

We are governed by the BCBCA and our principal place of business is in Canada. Some of our directors and officers, as well as certain experts named herein, reside outside of the United States, and all or a substantial portion of their assets as well as all or a substantial portion of our assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us and such directors, officers and experts or to enforce judgments obtained against us or such persons, in U.S. courts, in any action, including actions predicated upon the civil liability provisions of U.S. federal securities laws or any other laws of the United States. Additionally, rights predicated solely upon civil liability provisions of U.S. federal securities laws or any other laws of the United States may not be enforceable in original actions, or actions to enforce judgments obtained in U.S. courts, brought in Canadian courts, including courts in the Province of British Columbia. These provisions may limit our shareholders’ ability to bring a claim against us in a judicial forum that our shareholders consider favorable or convenient for such disputes and may discourage lawsuits with respect to such claims.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying base shelf prospectus, and the documents incorporated by reference herein and therein may contain “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995 and may contain “forward-looking information” within the meaning of Canadian securities laws (collectively, “forward-looking statements”).

enGene’s forward-looking statements include, but are not limited to, statements regarding enGene’s management teams’ expectations, hopes, beliefs, intentions, goals or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would” and similar expressions (or the negative version of such words or expressions) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about:

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our financial performance, including financial projections and business metrics and any underlying assumptions thereunder;
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our ability to maintain the listing of the Company’s common shares and warrants to purchase common shares on The Nasdaq Global Market or another national securities exchange;
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our success in recruiting and retaining, or changes required in, officers, key personnel or directors;
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our plans and ability to execute product development, manufacturing process development, preclinical and clinical development efforts successfully and on anticipated timelines;
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our ability to design, initiate and successfully complete clinical trials and other studies for detalimogene voraplasmid, or detalimogene, formerly referred to as EG-70, and any other product candidates we develop and our plans and expectations regarding our ongoing or planned clinical trials;
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the impacts and outcomes of our later-stage and pivotal clinical trials and their influence on obtaining the U.S. Food and Drug Administration (the “FDA”) or comparable foreign regulatory approval to market detalimogene or any future product candidates;
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our plans and ability to seek, obtain and maintain marketing approval from the FDA and other regulatory authorities, including the European Medicines Agency, for detalimogene or any other product candidates we develop;
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our plans and ability to commercialize detalimogene or any other product candidates we develop, if approved by applicable regulatory authorities;
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the degree of market acceptance of detalimogene or any other product candidates we develop, if approved, and the availability of third-party coverage and reimbursement;
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the ability of our external contract manufacturers to support the manufacturing, release testing, stability analysis, clinical labeling and packaging of detalimogene or any other product candidates that we develop;
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our future financial performance and the sufficiency of our cash and cash equivalents to fund our operations;
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our ability to obtain additional funding on a timely basis;
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our ability to effectively manage the transition of executive-level roles to new leaders, and to attract and retain key executives and employees;
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the outcome of any known and unknown litigation and regulatory proceedings, including any legal proceedings that may be instituted against us or any of our directors or officers; and
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our ability to implement and maintain effective internal controls.

All forward-looking statements, including, without limitation, our examination of historical operating trends, are based upon our current expectations and various assumptions. Certain assumptions made in preparing the forward-looking statements include:

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we are able to recruit and retain qualified scientific and management personnel, establish clinical trial sites and patient registration for clinical trials and acquire technologies complementary to, or necessary for, detalimogene or any other programs;
•
we are able to enroll, in a timely manner, a sufficient number of patients in each cohort of the Phase 2 LEGEND trial to assess the efficacy and safety of detalimogene including, the pivotal cohort, the cohort with the BCG-naïve patient population, the BCG-exposed patient population and the BCG-unresponsive, papillary-only Ta/T1 disease;
•
we are able to file our planned Biologics License Application in mid-2026 with the FDA for approval to market detalimogene in the United States as a monotherapy to treat BCG-unresponsive NMIBC with CIS;
•
detalimogene’s product profile can be integrated seamlessly into community urology clinics where the vast majority of NMIBC patients are treated;
•
we are able to retain commercial rights to detalimogene in the United States and commercialize detalimogene independently, while selectively partnering outside of the United States;
•
we are able to execute the “pipeline-in-a-product” development strategy for detalimogene; and
•
we are able to utilize the DDX gene delivery platform to develop effective, new product candidates for the delivery of genetic medicines to mucosal tissues.

You should not place undue reliance on these forward-looking statements which speak only as of the date hereof. The forward-looking statements contained in this prospectus supplement are based primarily on current expectations and projections about future events and trends that may affect our business, financial condition and operating results, and relate only to the events of the date such statements are made. The following uncertainties and factors, among other things (including those described in “Risk Factors” in our Annual Report on Form 10-K), could affect future performance and actual results to differ materially and adversely from those expressed in, anticipated or implied by forward-looking statements:

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risks applicable to our business, including the heavy dependence on the success of detalimogene and the extensive regulation of all aspects of our business, competition from other existing or newly developed products and treatments;
•
risks associated with the protection of intellectual property, our ability to raise additional capital to fund our product development activity, and our ability to maintain key relationships and to attract and retain talented personnel;
•
the possibility that we may be adversely affected by changes in domestic and foreign business, market, financial, political, geopolitical, legal conditions and laws and regulations;
•
the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect our business; or
•
other risks and uncertainties set forth in the section entitled “Risk Factors” in our Annual Report.

In addition, statements that “we believe” and similar statements reflect beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus supplement. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this prospectus supplement or the accompanying base shelf prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made herein or therein to reflect events or circumstances after the date of this prospectus supplement or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

You should read carefully the risks described in the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement, page 4 of the base shelf prospectus, and those contained in our Annual Report on Form 10-K for our most recent fiscal year, in any Quarterly Reports on Form 10-Q that have been filed since our most recent Annual Report on Form 10-K and in any other documents that we file with the SEC under the Exchange Act, each of which is incorporated by reference in this prospectus supplement. and in the base shelf prospectus, together with all information incorporated by reference herein and therein, to better understand the significant risks and uncertainties inherent in our business and underlying any forward-looking statements. As a result of these risks, actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements in this prospectus supplement or in the base shelf prospectus, or incorporated by reference herein and therein, and you should not place undue reliance on any forward-looking statements.

USE OF PROCEEDS

We may issue and sell common shares having aggregate gross sales proceeds of up to $100,000,000 from time to time (before deducting sales agent commissions and expenses). Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions, and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement with Jefferies as a source of financing.

The amount of net proceeds from this offering will depend upon the number of our common shares sold, if any, and the market prices at which such shares are sold.

We intend to use the net proceeds from the sale of our common shares pursuant to this offering, if any, to fund the clinical development of detalimogene and for general corporate purposes.

Our management will have broad discretion in the application of the net proceeds, if any, from this offering, and the amounts and timing of our actual expenditures will depend on numerous factors, including those listed under the heading “Risk Factors” in this prospectus supplement and the accompanying base shelf prospectus and the documents incorporated by reference herein and therein. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. While we intend to spend the net proceeds of the offering as stated above, there may be circumstances where, for sound business reasons, a re-allocation of funds may be necessary or advisable.

DIVIDEND POLICY

Our dividend policy is set forth under the heading “Item 5. Market for Registrant’s Common Equity, Related Shareholder Matters and Issuer Purchases of Equity Securities” in our Annual Report on Form 10-K, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

DILUTION

If you invest in our common shares, your interest will be diluted to the extent the price per share you pay in this offering exceeds the net tangible book value per share of our common shares immediately after you purchase shares in this offering. As of October 31, 2024, our net tangible book value was approximately $272.6 million, or approximately $5.35 per share, based on 50,976,676 of our common shares outstanding as of October 31, 2024. Our net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of our common shares outstanding as of October 31, 2024.

After giving effect to the sale of our common shares in the assumed maximum aggregate amount of $100,000,000 at an assumed offering price of $5.93 per common share, which is the last reported sale price of our common shares on the Nasdaq on December 18, 2024, and after deducting estimated offering expenses and commissions payable by us in the amount of $3.1 million, our net tangible book value as of October 31, 2024 would have been $369.5 million, or $5.45 per share. This would represent an immediate increase in net tangible book value of $0.10 per share to our existing shareholders and an immediate dilution in net tangible book value of $0.48 per share to new investors in this offering.

The following table illustrates this calculation on a per common share basis:

Assumed public offering price per share		$5.93
Net tangible book value per share as of October 31, 2024	$5.35
Increase in net tangible book value per share attributable to this offering	$0.10
As adjusted net tangible book value per share after giving effect to this offering		$5.45
Dilution per share to investors in this offering		$0.48

Notwithstanding the assumptions reflected in this table, the shares sold in this offering, if any, will be sold from time to time at various prices. The dilution per share to new investors purchasing our common shares in this offering will depend on the number and price of our common shares that are sold in this offering.

The number of common shares shown as outstanding in the table above is based on 50,976,676 common shares outstanding as of October 31, 2024 and excludes as of such date:

•
6,034,512 common shares issuable upon exercise of outstanding options at a weighted-average price of $6.88 per share;
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8,511,968 common shares issuable upon exercise of outstanding warrants (inclusive of 8,449,555 warrants with an exercise price of $11.50 per share and 62,413 warrants issued to Hercules in connection with the Amended Loan Agreement with an exercise price of $7.21 per share);
•
2,752,889 common shares reserved for future issuance under the Company’s Amended and Restated 2023 Incentive Equity Plan, or the 2023 Plan, and any additional automatic increases in the number of common shares reserved for issuance under the 2023 Plan; and
•
up to 76,283 additional common shares that may be issuable upon exercise of warrants that may be issued to Hercules in connection with the Amended Loan Agreement with a weighted-average exercise price that, if issued, would be determined at such later date.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the warrants or vested options. To the extent that outstanding options are exercised or other shares are issued, investors purchasing our common shares in this offering may experience further dilution. In addition, we may choose to issue additional common shares, or securities convertible into or exchangeable for common shares, in the future. The issuance of these securities could result in further dilution for investors purchasing our common shares in this offering.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain U.S. federal income tax considerations generally applicable to the ownership and disposition of our common shares by U.S. Holders (as defined herein). This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (e.g., financial institutions, insurance companies, brokers, dealers, tax-exempt or governmental organizations (including private foundations), taxpayers subject to the rules of Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”) due to their use of certain financial statements, taxpayers that have elected mark-to-market accounting, S corporations, partnerships or other entities or arrangements classified as pass-through entities for U.S. federal income tax purposes (or investors therein), regulated investment companies, real estate investment trusts, passive foreign investment companies, controlled foreign corporations, investors that will hold common shares as part of a straddle, hedge, conversion, or other integrated transaction for U.S. federal income tax purposes, investors that have a functional currency other than the U.S. dollar, certain former citizens or residents of the United States, persons deemed to sell our common shares under the constructive sale provisions of the Code, persons who acquired our common shares pursuant to the exercise of any employee share option or otherwise as compensation, retirement plans, persons holding common shares in tax deferred or tax advantaged accounts, or persons that own or are deemed to own ten percent (10%) or more of our common shares, all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss other U.S. federal non-income tax considerations (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations or the Medicare tax or alternative minimum tax (including the corporate alternative minimum tax imposed with respect to financial statement income). In addition, this summary is limited to investors that will hold common shares as “capital assets” within the meaning of Section 1221 of the Code. No ruling from the Internal Revenue Service, (the “IRS”) has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to the discussion set forth below.

For purposes of this summary, a “U.S. Holder” is a beneficial holder of common shares who or that, for U.S. federal income tax purposes is:

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an individual who is a United States citizen or resident of the United States;
•
a corporation created in, or organized under the laws of, the United States or any state or political subdivision thereof;
•
an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or
•
a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

This discussion is based on the Code, proposed, temporary and final Treasury regulations promulgated under the Code, judicial and administrative interpretations thereof, the income tax treaty between the United States and Canada (the “Treaty”) and practices and guidance of the U.S. Internal Revenue Service (the “IRS”), all as of the date hereof and all of which are subject to differing interpretations. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds common shares, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of an entity or arrangement treated as a partnership for U.S. federal income tax purposes and that holds common shares, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our common shares.

THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY, DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS, AND IS NOT TAX ADVICE. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS.

Taxation of Distributions

General

Subject to the passive foreign investment company (“PFIC”) and foreign currency rules discussed below, if we pay distributions to U.S. Holders of common shares, such distributions will generally constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits as so determined will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our common shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the common shares and will be treated as described under “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Shares” below. Because enGene may not maintain calculations of earnings and profits as determined under U.S. federal income tax principles, it is expected that the full amount of distributions (if any) paid by enGene will be reported as dividends for U.S. federal income tax purposes.

With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided (i) the common shares are readily tradable on an established securities market in the United States or enGene is eligible for the benefits of the Treaty, (ii) enGene is not treated as a PFIC with respect to such U.S. Holder for the taxable year in which the dividend was paid nor for the preceding taxable year and (iii) certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. The dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

For purposes of the foreign tax credit rules, dividends will be treated as foreign-source income. As discussed below under “Certain Canadian Federal Income Tax Considerations — Dividends on Common Shares,” dividends paid by enGene will be subject to Canadian withholding tax. For U.S. federal income tax purposes, the amount of dividend income will include any amounts withheld in respect of Canadian taxes. Subject to applicable limitations that vary depending upon a U.S. Holder’s particular circumstances and the discussion below regarding certain Treasury regulations, Canadian taxes withheld from dividend payments (at a rate not exceeding the applicable rate provided in the Treaty with respect to a U.S. Holder eligible for the benefits of the Treaty) generally will be creditable against such U.S. Holder’s U.S. federal income tax liability. If the dividends are qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by enGene with respect to our common shares generally will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.” The rules governing foreign tax credits are complex. For example, Treasury regulations provide that, in the absence of an election to apply the benefits of an applicable income tax treaty, in order for non-U.S. income taxes to be creditable against U.S. federal income taxes, the relevant non-U.S. income tax rules must be consistent with certain U.S. federal income tax principles, and we have not determined whether the Canadian income tax system meets these requirements. A recent IRS notice indicated the Treasury Department and the IRS are considering amendments to these Treasury regulations and provided some temporary relief from certain of their provisions, and such relief was recently extended. U.S. Holders should consult their tax advisors regarding the creditability of Canadian taxes in their particular circumstances. In lieu of claiming a credit, a U.S. Holder may be able to elect to deduct non-U.S. income taxes, including Canadian taxes, in computing such U.S. Holder’s taxable income, subject to applicable limitations. An election to deduct creditable non-U.S. taxes instead of claiming foreign tax credits applies to all creditable non-U.S. taxes paid or accrued in the taxable year.

Distributions in Non-U.S. Currency

Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a U.S. dollar amount calculated with reference to a spot market exchange rate in effect on the date that the dividends are actually or constructively received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into U.S. dollars. If such dividends are converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect thereof. If the foreign currency so received is not converted into U.S. dollars on the date of receipt, such U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received by a U.S. Holder that are converted into U.S. dollars on a date subsequent to receipt.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Shares

Subject to the PFIC rules discussed below, a U.S. Holder will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our common shares. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the common shares so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash (in U.S. dollars) and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its common shares so disposed of. A U.S. Holder’s adjusted tax basis in its common shares will generally equal the U.S. Holder’s acquisition cost therefor (in U.S. dollars) less any prior distributions in respect of such common shares treated as a return of capital, as discussed above. The deductibility of capital losses is subject to limitations. This gain or loss generally will be treated as U.S. source gain or loss.

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of enGene common shares could be materially different from that described above due to the application of the PFIC rules.

In general and as relevant here, a non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which (i) 50% or more of the value of its assets (generally determined on the basis of a weighted quarterly average) including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, consists of assets that produce, or are held for the production of, passive income, or (ii) 75% or more of its gross income, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, consists of passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. Cash and cash equivalents are generally passive assets. The value of goodwill will generally be treated as an active or passive asset based on the nature of the income produced in the activity to which the goodwill is attributable.

enGene’s PFIC status for any taxable year is a factual annual determination that can be made only after the end of that year and will depend on the composition of enGene’s income and assets and the value of its assets from time to time. The value of enGene’s assets includes the value of its goodwill and other intangible assets not shown on its financial statements, which may be determined, in large part, by reference to the market price of the enGene common shares from time to time, which is subject to change and may be particularly volatile while the business is at the pre-commercialization stage. In addition, prior to the commercialization of any of enGene’s drug candidates its income may be primarily passive. We believe we were a PFIC for U.S. federal income tax purposes for the tax year ended October 31, 2023 and the tax year ended October 31, 2024 and there is a significant risk that we will be a PFIC for our current or any future taxable year.

If enGene is a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of enGene common shares and the U.S. Holder did not make any of the applicable PFIC elections discussed below, such U.S. Holder generally will be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its enGene common shares and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder to the extent greater than 125% of the average annual distributions received by such U.S. Holder in respect of the enGene common shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the enGene common shares).

Under these rules (the “interest charge rules”):

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the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the enGene common shares;

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the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of enGene’s first taxable year in which enGene is a PFIC, will be taxed as ordinary income;
•
the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in the U.S. Holder’s holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and
•
an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each taxable year described in the preceding bullet of the U.S. Holder.

The tax liability for amounts allocated to years before the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of our common shares cannot be treated as capital, even if the U.S. Holder holds the common shares as capital assets.

If enGene is a PFIC for any year during which a U.S. Holder holds its common shares, enGene generally will continue to be treated as a PFIC with respect to such U.S. Holder for all succeeding years during which such U.S. Holder holds its common shares. However, if enGene otherwise ceases to be a PFIC, a U.S. Holder may avoid some of the adverse effects of the PFIC regime if such U.S. Holder makes a “purging” election or has a “mark-to-market” election in effect with respect to such common shares, each as described below under “PFIC Elections.” If a purging election is made, a U.S. Holder will be deemed to have sold the common shares at their fair market value, and any gain from the deemed sale would be subject to the interest charge rules described above. After the purging election, such common shares with respect to which the purging election was made would not be treated as shares in a PFIC and the U.S. Holder would not be subject to the interest charge rules described above.

PFIC Elections

In general, if enGene is a PFIC, a U.S. Holder may avoid the adverse PFIC tax consequences under the interest charge rules described above in respect of enGene common shares (a) by making or having made a qualified electing fund (“QEF”) election or a mark-to-market election for the first taxable year for which enGene is or was a PFIC and in which such U.S. Holder held (or was deemed to hold) such enGene common shares and maintaining such election or (b) by making and maintaining a QEF election along with an applicable purging election (collectively, the “PFIC Elections”).

QEF and Purging Elections

As a result of making and maintaining a timely and valid QEF election (if eligible to do so), a U.S. Holder of enGene common shares must include in income such U.S. Holder’s pro rata share of enGene’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, whether or not distributed. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge. A subsequent distribution of such earnings and profits that were previously included in income should generally not be taxable as a dividend to such U.S. Holder. The tax basis of a U.S. Holder’s shares in a PFIC with respect to which a QEF election has been made will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules.

If a U.S. Holder does not make a timely and valid QEF election in respect of its common shares, it would generally be subject to the interest charge rules described above unless it made a QEF election and a “purging election” with respect to its common shares.

Under the type of purging election most likely relevant, the U.S. Holder will be deemed to have sold its common shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of this election, the U.S. Holder will have additional basis (to the extent of any gain recognized in the deemed sale) and, for purposes of the interest charge rules, a new holding period in such holder’s enGene common shares. Because after the purging election takes effect the QEF election will be in effect for the entirety of the new holding period, the interest charge rules will not apply thereafter with respect to the enGene common shares.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a

PFIC Annual Information Statement from enGene, to a timely filed U.S. federal income tax return for the tax year to which the election relates. In the event that enGene determines that enGene is a PFIC for U.S. federal income tax purposes for any taxable year, enGene will, upon request of a holder of enGene Shares, provide a PFIC Annual Information Statement to such holder. Retroactive QEF elections generally may be made only by filing a protective statement with such federal income tax return and if certain other conditions are met or with the consent of the IRS. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

Mark-to-Market Election

As an alternative to a QEF election, if a U.S. Holder owns shares in a company that is a PFIC and the shares are “regularly traded” on a “qualified exchange,” such U.S. Holder could make a mark-to-market election that would result in tax treatment different from that under the interest charge rules described above. The enGene common shares will be treated as regularly traded for any calendar year in which more than a de minimis quantity of the enGene common shares are traded on a qualified exchange on at least 15 days during each calendar quarter. Nasdaq, where the enGene common shares are listed, is a qualified exchange for this purpose.

Such electing U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its enGene common shares at the end of such year over its adjusted basis in its enGene common shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its enGene common shares over the fair market value of its enGene common shares at the end of its taxable year (but only to the extent of the net amount of previously included in income as a result of the mark-to-market election). The U.S. Holder’s basis in its enGene common shares will be adjusted to reflect any such income or loss amounts. Any gain recognized on a sale or other taxable disposition of its enGene common shares will be treated as ordinary income, and any loss will be treated as an ordinary loss (but only to the extent of the net amount previously included in income as a result of the mark-to-market election, with any excess treated as a capital loss). If a U.S. Holder makes the mark-to-market election, distributions paid on enGene common shares will not be subject to the interest charge rules and will instead be treated as discussed under “— Taxation of Distributions” above.

If made, a mark-to-market election will be effective for the taxable year for which the election is made and for all subsequent taxable years in which enGene is a PFIC, unless the enGene common shares cease to qualify as “regularly traded” on a “qualified exchange” for purposes of the PFIC rules or the IRS consents to the revocation of the election. If enGene ceases to be a PFIC when a U.S. Holder has a mark-to-market election in effect, gain or loss realized by such U.S. Holder on the sale of common shares will be a capital gain or loss and taxed in the manner described above under “Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Shares.”

U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to enGene common shares under their particular circumstances (including the possible recognition of income or gain under the PFIC interest charge rules in the case that the mark-to-market election is not made for the first taxable year in which the U.S. Holders own (or are treated as owning) the enGene common shares).

Other PFIC Rules

If enGene is a PFIC and, at any time, has a non-U.S. subsidiary that is a PFIC, a U.S. Holder generally would be deemed to own a proportionate amount of the shares of such lower-tier PFIC and generally could incur liability for the deferred tax and interest charge under the interest charge rules described above if enGene receives an excess distribution from, or disposes of all or part of its interest in, the lower-tier PFIC, or the U.S. Holder otherwise was deemed to have disposed of an interest in the lower-tier PFIC, in each case as if the U.S. Holder held such shares directly, even though the U.S. Holder will not receive any proceeds of that distribution or disposition. A mark-to-market election cannot be made with respect to a lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS.

THE RULES DEALING WITH PFICS ARE VERY COMPLEX AND ARE IMPACTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE. ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE CONSEQUENCES TO THEM OF THE PFIC RULES, INCLUDING,

WITHOUT LIMITATION, WHETHER A QEF ELECTION (OR A QEF ELECTION ALONG WITH A PURGING ELECTION), A MARK-TO-MARKET ELECTION, OR ANY OTHER ELECTION IS AVAILABLE AND THE CONSEQUENCES TO THEM OF ANY SUCH ELECTION, AND THE IMPACT OF ANY PROPOSED OR FINAL PFIC TREASURY REGULATIONS.

Information Reporting and Backup Withholding

Dividend payments (including constructive dividends) with respect to enGene common shares and proceeds from the sale, exchange or redemption of enGene common shares may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding (currently at a rate of 24 percent) will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number (generally on an IRS Form W-9 provided to the relevant paying agent) and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status if required to do so. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

In addition, certain U.S. Holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar thresholds are required to report information to the IRS relating to enGene common shares or the non-U.S. financial accounts through which they are held, subject to certain exceptions (including an exception for enGene common shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their tax return for each year in which they hold enGene common shares.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereunder (collectively, the “Tax Act”) generally applicable to the holding and disposition of common shares of enGene Holdings Inc. which are referred to in this section as the “common shares”).

Comment is restricted to beneficial owners of common shares each of whom, at all relevant times, for purposes of the Tax Act and any applicable income tax treaty or convention, (a) holds such common shares as capital property, (b) deals at arm’s length with the Company, (c) is not affiliated with the Company, (d) is neither resident in Canada nor deemed to be resident in Canada, (e) does not use or hold (and is not deemed to use or hold) the common shares in the course of carrying on, or otherwise in connection with, a business in Canada, (f) acquires the common shares pursuant to this prospectus, and (g) has not entered into a “derivative forward agreement” (as defined in the Tax Act) with respect to the common shares (a “Non-Canadian Resident Holder”).

Special rules, which are not discussed in this summary, may apply to a Non-Canadian Resident Holder that is an “authorized foreign bank” as defined in the Tax Act, or an insurer carrying on business in Canada and elsewhere. Such Non-Canadian Resident Holders should consult their own tax advisors with respect to an investment in the common shares.

Generally, a Non-Canadian Resident Holder’s common shares will be considered to be capital property of such holder provided that the Non-Canadian Resident Holder is not a trader or dealer in securities, did not acquire, hold, or dispose of the common shares in one or more transactions considered to be an adventure or concern in the nature of trade (i.e., speculation) and does not hold the common shares in the course of carrying on a business.

This summary assumes that, at all relevant times, enGene Holdings Inc. is a resident of Canada for purposes of the Tax Act and any applicable income tax treaty or convention.

This summary is based on the facts set out in this prospectus, the provisions of the Tax Act in force as of the date prior to the date hereof, the Canada-United States Tax Convention (1980) as amended (the “Treaty”) and counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) published in writing by the CRA prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and assumes that the Tax Proposals will be enacted in the form proposed, although no assurance can be given that the Tax Proposals will be enacted in their current form or at all.

This summary does not otherwise take into account or anticipate any changes in law or in the administrative policies or assessing practices of the CRA, whether by way of judicial, legislative or governmental decision or action. This summary is not exhaustive of all possible Canadian federal income tax considerations and does not take into account other federal or any provincial, territorial or foreign income tax legislation or considerations, which may differ materially from those described in this summary.

This summary is of a general nature only and is not, and is not intended to be, and should not be construed to be, legal or tax advice to any particular Non-Canadian Resident Holder, and no representations concerning the tax consequences to any particular Non-Canadian Resident Holder are made. The tax consequences of acquiring, holding and disposing of the common shares will vary according to the Non-Canadian Resident Holder’s particular circumstances. Non-Canadian Resident Holders should consult their own tax advisors regarding the tax considerations applicable to them having regard to their particular circumstances.

Currency Conversion

In general, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of common shares must be converted into Canadian dollars based on the relevant exchange rate as determined in accordance with the Tax Act.

Adjusted Cost Base of Common Shares

The adjusted cost base to a Non-Canadian Resident Holder of a common share acquired pursuant to this prospectus will be determined by averaging the cost of that common share with the adjusted cost base (determined immediately before the acquisition of the common share) of all other common shares held as capital property by the Non-Canadian Resident Holder immediately prior to such acquisition.

Dividends on Common Shares

Dividends paid or credited (or deemed to be paid or credited) on a common share to a Non-Canadian Resident Holder by enGene Holdings Inc. will generally be subject to Canadian withholding tax at the rate of 25%, subject to a reduction of such rate under the terms of an applicable income tax treaty or convention. For example, in the case of a Non-Canadian Resident Holder who is a resident of the United States for purposes of the Treaty, who is the beneficial owner of the dividend, and who qualifies for full benefits of the Treaty, the rate of such withholding tax will generally be reduced to 15% (or 5% if the beneficial owner of such dividend is a corporation that owns at least 10% of the voting stock of enGene Holdings Inc.). Non-Canadian Resident Holders are urged to consult their own tax advisors to determine their entitlement to relief under an applicable income tax treaty or convention.

Dispositions of Common Shares

A Non-Canadian Resident Holder generally will not be subject to tax under the Tax Act in respect of a capital gain, or entitled to deduct any capital loss, realized on the disposition or deemed disposition of a common share (other than a disposition of common shares to enGene Holdings Inc., which may result in a deemed dividend, unless purchased by enGene Holdings Inc. in the open market in the manner in which common shares are normally purchased by any member of the public in the open market, in which case other considerations may arise) unless the common share constitutes (or is deemed to constitute) “taxable Canadian property” of such Non-Canadian Resident Holder for purposes of the Tax Act at the time of disposition, and the gain is not exempt from tax pursuant to the terms of an applicable income tax treaty or convention.

Provided the common shares are listed on a “designated stock exchange” as defined in the Tax Act (which currently includes the Nasdaq) at the time of disposition, the common shares generally will not constitute taxable Canadian property of a Non-Canadian Resident Holder unless, at any time during the 60-month period immediately preceding the disposition the following two conditions are met concurrently: (i) 25% or more of the issued shares of any class or series of the capital stock of enGene Holdings Inc. were owned by or belonged to one or any combination of (a) the Non-Canadian Resident Holder, (b) persons with whom the Non-Canadian Resident Holder did not deal at arm’s length, and (c) partnerships in which the Non-Canadian Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; and (ii) more than 50% of the fair market value of the common shares was derived, directly or indirectly, from one or any combination of (a) real or immovable property situated in Canada, (b) “Canadian resource property” (as defined in the Tax Act), (c) “timber resource property” (as defined in the Tax Act), or (d) options in respect of, interests in, or for civil law rights in, such properties, whether or not such property exists. Notwithstanding the foregoing, a common share may be deemed to be taxable Canadian property in certain circumstances specified in the Tax Act.

If the common shares are taxable Canadian property of a Non-Canadian Resident Holder, any capital gain realized on the disposition or deemed disposition of such common shares may not be subject to tax under the Tax Act pursuant to the terms of an applicable income tax treaty or convention. Non-Canadian Resident Holders whose common shares may constitute taxable Canadian property should consult their own tax advisors.

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with Jefferies, under which we may offer and sell our common shares from time to time through Jefferies, acting as agent. Pursuant to this prospectus supplement, we may offer and sell up to $100,000,000 of our common shares. Sales of our common shares, if any, under this prospectus supplement and the accompanying base shelf prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. No sales of our common shares under this prospectus will be offered or made in Canada, to anyone known by the sales agent to be a resident of Canada or over or through the facilities of any exchange or market in Canada.

Each time we wish to issue and sell our common shares under the Sales Agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the Sales Agreement to sell our common shares are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our common shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Jefferies a commission of up to 3.0% of the aggregate gross proceeds we receive from each sale of our common shares. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon execution of the Sales Agreement, in an amount not to exceed $100,000, in addition to certain ongoing disbursements of its legal counsel, unless we and Jefferies otherwise agree. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the Sales Agreement, will be approximately $0.6 million. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Jefferies will provide written confirmation to us before the open on The Nasdaq Capital Market on the day following each day on which our common shares are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of the common shares on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of our common shares pursuant to the Sales Agreement will terminate as permitted therein.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be filed as an exhibit to a Current Report on Form 8-K filed under the Exchange Act, and is incorporated by reference in this prospectus supplement.

Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

A prospectus supplement and the accompanying base shelf prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute the prospectus supplement and the accompanying base shelf prospectus electronically.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file with the securities commission or authority in each of the applicable provinces of Canada annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also file reports with, and furnish other information to, the SEC, including annual, quarterly, current and other reports, proxy statements and other information.

You may read any document we file with or furnish to the securities commissions and authorities of the provinces of Canada through the Internet on the Canadian System for Electronic Document Analysis and Retrieval+, or SEDAR+ at www.sedarplus.ca. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Incorporation of Certain Documents by Reference” are also available on our website, www.engene.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have filed a registration statement on Form S-3 with the SEC under the Securities Act. The accompanying prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement or the accompanying base shelf prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement and the accompanying base shelf prospectus and you should read it with the same care that you read this prospectus supplement and the accompanying base shelf prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement and the accompanying base shelf prospectus, and will be considered to be a part of this prospectus supplement and the accompanying base shelf prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus supplement and the accompanying base shelf prospectus:

•
our Annual Report on Form 10-K for the fiscal year ended October 31, 2024;
•
our Current Report on Form 8-K filed December 19, 2024 (provided that any portion of such report that is deemed furnished and not filed pursuant to instructions to Form 8-K shall not be incorporated by reference herein); and
•
the description of our common shares set forth in the registration statement on Form 8-A registering our common shares under Section 12 of the Exchange Act, which was filed with the SEC on October 31, 2023, as updated by the description of our common shares contained in Exhibit 4.6 of our Annual Report on Form 10-K for the fiscal year ended October 31, 2024, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus supplement, and such information will become a part of this prospectus supplement from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You may obtain copies of any of these filings without charge from our website www.engene.com, or by contacting the SEC or accessing its website as described above. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC. We will provide, upon written or oral request, at no cost, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, at no cost to you, by writing us at enGene Holdings Inc., Attn: Corporate Secretary, 4868 Rue Levy, Suite 220, Saint-Laurent, QC H4R 2P1, Canada. Our telephone number is (514) 332-4888.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying base prospectus. We have not authorized anyone else to provide you with different information. You should not assume that information in this prospectus supplement or the accompanying base prospectus is accurate as of any date other than the date on the front of these documents.

ENFORCEMENT OF CIVIL LIABILITIES

We are a corporation existing under the laws of British Columbia, Canada and, as a result, the rights of the holders of our securities may be impacted by Canadian law and our amended organizational documents. All or substantially all of our assets are located outside the United States, and substantially all of our business, including our operations, is conducted outside the United States. In addition, some of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets may be located outside the United States. As a result, it could be difficult or impossible for you to effect service of process on these individuals in the United States in the event that you believe that your rights have been infringed under applicable securities laws or otherwise or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on civil liability provisions of the U.S. securities laws. There can be no assurance that U.S. investors will be able to enforce against us, members of our board of directors, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws. There is uncertainty with respect to whether a Canadian court would take jurisdiction on a matter of liability predicated solely upon U.S. federal securities laws, and uncertainty with respect to whether a Canadian court would enforce a foreign judgement on liabilities predicated upon the securities laws of the United States.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon on behalf of the Company by Morgan, Lewis & Bockius LLP with respect to U.S. legal matters and by Blake, Cassels & Graydon LLP with respect to Canadian legal matters. Jefferies LLC is being represented in connection with this offering by Cooley LLP, New York, New York, with respect to U.S. legal matters and Osler, Hoskin & Harcourt with respect to Canadian legal matters.

EXPERTS

The consolidated financial statements of enGene Holdings Inc. as of October 31, 2024 and 2023, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-283201

PROSPECTUS

enGene Holdings Inc.

US$300,000,000

Common Shares

Preferred Shares

Debt Securities

Subscription Receipts

Warrants

Units

We may offer and sell from time to time common shares, preferred shares, debt securities, subscription receipts, warrants to purchase common shares and units or any combination thereof up to an aggregate initial offering price of up to US$300,000,000 in one or more transactions under this shelf prospectus. The securities may be offered separately or together, at times, in amounts, at prices and on terms that will be determined based on market conditions at the time of sale and set forth in an accompanying shelf prospectus supplement. We will provide specific terms of any offering in supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference herein and therein, before you invest in any of our securities. This prospectus may not be used to sell the securities unless accompanied by a prospectus supplement.

We may offer and sell the securities through underwriters, dealers or agents, or directly to purchasers, or through a combination of these methods. See “Plan of Distribution” beginning on page 11 of this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

We are an “emerging growth company” and a “smaller reporting company” under federal securities laws and as such, have elected to comply with reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings. See “Summary—Emerging Growth Company and Smaller Reporting Company.”

Our common shares and warrants are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbols “ENGN” and “ENGNW,” respectively. On November 20, 2024, the closing price of our common shares was $7.50 and the closing price for our warrants was $1.89.

Investing in our securities involves significant risks. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference herein and therein, before you invest in any of our securities. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 21, 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may offer and sell, from time to time, any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of US$300,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell any type of securities under this prospectus, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with such offering. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. You should carefully read this prospectus, the applicable prospectus supplement, and any applicable free writing prospectus, as well as the information and documents incorporated herein and therein by reference and the additional information under the heading “Where You Can Find More Information,” before making an investment decision.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, and any free writing prospectus we have authorized for use in connection with a specific offering. You must not rely upon any other information or representation.

This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement and any applicable free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus is delivered, or securities sold, on a later date.

This prospectus may not be used by us to consummate sales of our securities unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the prospectus or any prospectus summary were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus includes summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find More Information.”

Unless stated otherwise or as the context otherwise requires, all references to dollar amounts in this prospectus and any prospectus supplement are references to United States dollars. References to “$” or “US$” are to United States dollars and references to “C$” are to Canadian dollars.

Unless the context indicates otherwise, references to the terms “enGene,” the “Company,” the “Registrant,” “we,” “us” and “our” refer to enGene Holdings Inc. and its subsidiaries.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. This summary does not contain all the information that you should consider before investing in our securities. Before investing in our securities, you should carefully read this entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the information under the caption “Risk Factors” herein and the applicable prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus, including our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q on file with the SEC and any amendments thereto. You should also carefully read the other information incorporated by reference into this prospectus, including our financial statements and the related notes, and the exhibits to the registration statement of which this prospectus is a part.

The Company

We are a clinical-stage biotechnology company focused on developing gene therapies to improve the lives of patients. We are developing non-viral gene therapies based on our novel and proprietary dually derived chitosan, or “DDX”, gene delivery platform, which allows localized delivery of multiple gene cargos directly to mucosal tissues and other organs. We believe our DDX platform, with its broad tissue and disease application, has the potential to take gene therapy beyond rare genetic diseases into oncology and other underserved therapeutic areas. We have established integrated capabilities with this platform to support the clinical development and potential commercialization of our gene therapies.

Our lead product candidate, detalimogene voraplasmid, (also known as detalimogene, and previously EG-70), which is comprised of three gene cargos delivered via our proprietary DDX platform, is a therapy designed to generate a local immune reaction in proximity to tumors. We believe this enables the immune system to reduce or clear the tumor and develop memory to resist recurrence. Because this treatment does not need to deliver the therapeutic gene directly into tumor cells, it is applicable to many tumor types. We are currently developing detalimogene as a monotherapy to treat non-muscle invasive bladder cancer (“NMIBC”) with carcinoma in situ (“Cis”) in patients that have been unresponsive to treatment with Bacillus Calmette-Guerin, or “BCG,” or what is referred to as “BCG-unresponsive NMIBC with Cis.”

In NMIBC, carcinoma in situ, or Cis, is a flat, high-grade, sessile tumor that has a high likelihood of invading the deeper layers of the bladder wall. A “high-” or “low-” tumor risk describes the degree to which the tumor pathology appears more likely to grow quickly and invade non-cancerous tissue. NMIBC with Cis is typically initially treated with a solution containing the bacterium BCG that is instilled into the bladder multiple times over the course of several months. Despite this treatment, many of these cancers recur and are unresponsive to additional BCG, allowing the cancer to spread throughout and deeper into the bladder and often requiring surgical removal of the bladder (radical cystectomy). We believe BCG-unresponsive NMIBC with Cis is currently an underserved therapeutic segment with limited treatment options, and that there is a market opportunity for detalimogene as a monotherapy for this condition. While the potential market for detalimogene may not be limited to these patients, that is our current initial focus in working to bring detalimogene to market.

Stock Exchange Listing

Our common shares and warrants are listed for trading on Nasdaq under the symbols “ENGN” and “ENGNW”, respectively.

Corporate Information

enGene’s principal executive offices are located at 4868 Rue Levy, Suite 220, Saint-Laurent, QC H4R 2P1, Canada, and the Company’s phone number is (514) 332-4888. Our website address is www.engene.com. The information found on, that can be accessed from or that is hyperlinked to our website is not part of nor incorporated by reference into this prospectus or the registration statement of which it is a part.

Emerging Growth Company and Smaller Reporting Company

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the U.S. Securities Act of 1933, as amended (the “Securities Act”) declared effective or do not have a class of securities registered under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected to opt out of such extended transition period.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of FEAC’s IPO, which occurred on December 14, 2021, (b) in which we have total annual revenue of at least $1.23 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common shares held by non-affiliates exceeds $250 million as of the prior April 30, or (2) our annual revenues exceed $100 million during such completed fiscal year and the market value of our common shares held by non-affiliates exceeds $700 million as of the prior April 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial reporting with that of other public companies difficult or impossible.

Recent Developments

On October 29, 2024, we completed the private placement of 6,758,311 Common Shares (the “Subscribed Shares”), at a price of $8.90 per share (the “October 2024 PIPE Financing”) with certain institutional investors (the “October 2024 PIPE Investors”) pursuant to subscription agreements entered into on October 24, 2024 (collectively, the “October 2024 Subscription Agreements”).

We intend to use the net proceeds from the October 2024 PIPE Financing of $56.3 million, which reflects the gross proceeds of approximately $60.1 million, less offering expenses to fund the continued development of detalimogene, pre-commercial activities, the potential expansion of the DDX platform, and for working capital and general corporate purposes.

Pursuant to the October 2024 Subscription Agreements, we agreed to file a registration statement on Form S-3 with the SEC within 20 business days after the closing of the October 2024 PIPE Financing for purposes of registering for resale the Subscribed Shares, to use commercially reasonable efforts to have such registration statement declared effective and kept effective for the periods set forth in the October 2024 Subscription Agreements.

The following table sets forth our cash and cash equivalents and our capitalization as of July 31, 2024 (i) on an actual basis and (ii) on an as adjusted basis giving effect to proceeds from the October 2024 PIPE Financing. You should read this table together with information incorporated by reference in this prospectus, including Management's Discussion and Analysis and our unaudited Condensed Consolidated Financial Statements, included within our Quarterly Report on Form 10-Q for the quarter ended July 31, 2024. Our consolidated balance sheet as of our fiscal year ended October 31, 2024, when issued, will reflect the October 2024 PIPE Financing.

	(in thousands except for shares)
	July 31, 2024	July 31, 2024
	Actual	As adjusted
Cash and cash equivalents	$257,678	$313,996

Operating lease liabilities, current and long term	$1,902	$1,902
Note payable, current and long term	22,953	22,953

Shareholders' equity (deficit)
Common shares, no par value; unlimited shares authorized, 44,215,577 and 50,973,888 shares issued and outstanding on an actual and as adjusted basis, respectively.	453,479	509,797
Additional paid-in capital	17,297	17,297
Accumulated other comprehensive loss	(1,016)	(1,016)
Accumulated deficit	(239,431)	(239,431)
Total shareholders’ equity (deficit)	230,329	286,647
Total Capitalization	$255,184	$311,502

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. In particular, you should carefully consider the information under the heading “Risk Factors,” as well as the factors listed under the heading “Special Note Regarding Forward-Looking Statements,” in each case contained in our Annual Report on Form 10-K for our most recent fiscal year, in any Quarterly Reports on Form 10-Q that have been filed since our most recent Annual Report on Form 10-K and in any other documents that we file with the SEC which is incorporated by reference in this prospectus. New risks may emerge in the future at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial condition or performance. The prospectus supplement applicable to a specific offering may contain a discussion of additional risks applicable to an investment in us and our securities we are offering under that prospectus supplement. Each of the risks described could result in a decrease in the value of the securities and your investment therein.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement or related free writing prospectus, and the documents incorporated by reference herein and therein may contain “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995 and may contain “forward-looking information” within the meaning of Canadian securities laws (collectively, “forward-looking statements”).

enGene’s forward-looking statements include, but are not limited to, statements regarding enGene’s management teams’ expectations, hopes, beliefs, intentions, goals or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would” and similar expressions (or the negative version of such words or expressions) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about:

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the ability of enGene to recognize the anticipated benefits of the business combination between Forbion European Acquisition Corporation, the Company and enGene, Inc. and related transactions (“Business Combination”), which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

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enGene’s financial performance following the Business Combination, including financial projections and business metrics and any underlying assumptions thereunder;

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the ability to maintain the listing of the Company's common shares and warrants to purchase common shares on Nasdaq or another national securities exchange;

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enGene’s success in recruiting and retaining, or changes required in, officers, key personnel or directors following the completion of the Business Combination;

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enGene’s plans and ability to execute product development, manufacturing process development, preclinical and clinical development efforts successfully and on anticipated timelines;

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enGene’s ability to design, initiate and successfully complete clinical trials and other studies for its product candidates and its plans and expectations regarding its ongoing or planned clinical trials;

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enGene’s plans and ability to obtain and maintain marketing approval from the U.S. Food and Drug Administration and other regulatory authorities, including the European Medicines Agency, for its product candidates;

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enGene’s plans and ability to commercialize its product candidates, if approved by applicable regulatory authorities;

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the degree of market acceptance of enGene’s product candidates, if approved, and the availability of third-party coverage and reimbursement;

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the ability of enGene’s external contract manufacturers to support the manufacturing, release testing, stability analysis, clinical labeling and packaging of enGene’s products;

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enGene’s future financial performance and the sufficiency of enGene’s cash and cash equivalents to fund its operations;

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the outcome of any known and unknown litigation and regulatory proceedings, including any legal proceedings that may be instituted against enGene or any of its directors or officers following the Business Combination; and

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enGene’s ability to implement and maintain effective internal controls.

All forward looking-statements, including, without limitation, our examination of historical operating trends, are based upon our current expectations and various assumptions. Certain assumptions made in preparing the forward-looking statements include:

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enGene is able to recruit and retain qualified scientific and management personnel, establish clinical trial sites and patient registration for clinical trials and acquire technologies complementary to, or necessary for, its programs;

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enGene is able to enroll, in a timely manner, a sufficient number of patients in each cohort of the Phase 2 LEGEND trial to assess the efficacy and safety of detalimogene voraplasmid, or detalimogene, formerly referred to as EG-70, including, the pivotal cohort, the cohort with the BCG-naïve patient population, the BCG-exposed patient population and the BCG-unresponsive, papillary-only Ta/T1 disease;

•
enGene is able to file a Biologics License Application mid-2026 with the FDA for approval to market detalimogene in the United States as a monotherapy to treat BCG-unresponsive NMIBC with Cis;

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detalimogene’s product profile can be integrated seamlessly into community urology clinics where the vast majority of NMIBC patients are treated;

•
enGene is able to retain commercial rights to detalimogene in the United States and commercialize detalimogene independently, while selectively partnering outside of the United States;

•
enGene is able to execute the “pipeline-in-a-product” development strategy for detalimogene; and

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enGene is able to utilize the DDX gene delivery platform to develop effective, new agents for the delivery of genetic medicines to mucosal tissues.

You should not place undue reliance on these forward-looking statements which speak only as of the date hereof. The forward-looking statements contained in this prospectus are based primarily on current expectations and projections about future events and trends that may affect our business, financial condition and operating results. The following uncertainties and factors, among other things (including those described in “Risk Factors” in our Annual Report on Form 10-K and elsewhere in our Quarterly Reports on Form 10-Q and in our other filings with the Securities and Exchange Commission (“SEC”)), could affect future performance and actual results to differ materially and adversely from those expressed in, anticipated or implied by forward-looking statements:

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the risk that the Business Combination disrupts current plans and operations of enGene as a result of consummation of the reverse recapitalization;

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the ability to recognize the anticipated benefits of the Business Combination;

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risks applicable to enGene’s business, including the extensive regulation of all aspects of enGene’s business, competition from other existing or newly developed products and treatments;

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risks associated with the protection of intellectual property, enGene’s ability to raise additional capital to fund its produce development activity, and its ability to maintain key relationships and to attract and retain talented personnel;

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the possibility that enGene may be adversely affected by changes in domestic and foreign business, market, financial, political, geopolitical, legal conditions and laws and regulations;

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the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect enGene or the expected benefits of the Business Combination; or

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other risks and uncertainties set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K and elsewhere in our Quarterly Reports on Form 10-Q and in our other filings with the SEC.

In addition, statements that “we believe” and similar statements reflect beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

You should read carefully the risks described in the section entitled “Risk Factors” beginning on page 4 of this prospectus and those contained in our Annual Report on Form 10-K for our most recent fiscal year, in any Quarterly Reports on Form 10-Q that have been filed since our most recent Annual Report on Form 10-K and in any other documents that we file with the SEC under the Exchange Act, each of which is incorporated by reference in this prospectus. and in any accompanying prospectus supplement or related free writing prospectus, together with all information incorporated by reference herein and therein, to better understand the significant risks and uncertainties inherent in our business and underlying any forward-looking statements. As a result of these risks, actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements in this prospectus or in any accompanying prospectus supplement or related free writing prospectus, or incorporated by reference herein and therein, and you should not place undue reliance on any forward-looking statements.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we anticipate that the net proceeds from the sale of any securities offered under this prospectus will be used for general corporate purposes, which may include research and clinical development, repayment of debt, commercialization of detalimogene, if approved, working capital, capital expenditures and other corporate costs. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities, or may hold such proceeds as cash, until they are used for their stated purpose.

DESCRIPTION OF SHARE CAPITAL

enGene’s authorized share capital consists of an unlimited number of common shares and an unlimited number of blank cheque preferred shares, issuable in series. No preferred shares are designated, issued or outstanding.

Common Shares

We are authorized to issue an unlimited number of common shares, without par value. As of October 31, 2024, we had 50,976,676 common shares issued and outstanding, outstanding warrants to purchase an additional 8,511,968 common shares, outstanding stock options to purchase an additional 6,034,513 common shares and an agreement with a lender pursuant to which warrants for a maximum of 138,696 common shares may be issued.

Under the articles of enGene (the “Articles”), the holders of common shares are entitled to one vote for each share held on all matters submitted to a vote of the shareholders. Holders of common shares are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred shares. Common shares have no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

In the event of enGene’s liquidation, dissolution or winding up, holders of common shares are entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred shares. The outstanding common shares are duly authorized, validly issued, fully paid and non-assessable.

The Articles provide that the enGene Board is staggered. While the staggered board provisions apply, at every annual general meeting and in every unanimous shareholder resolution in lieu thereof, all of the directors whose terms expire shall cease to hold office immediately before the election or appointment of directors, but are eligible for re-election or re-appointment. The shareholders entitled to vote at the annual general meeting for the election of directors may elect, or in a unanimous resolution appoint, the number of directors required to fill any vacancies created. The directors will hold office for the applicable terms contemplated in the staggered board provisions. Upon resignations of a director, the remaining directors may fill the casual vacancy resulting from such resignation for the remainder of the unexpired term.

The staggering of directors will make it more difficult for shareholders to change the composition of the enGene Board. The Articles provide that, the number of directors shall be no less than three and no greater than 10, and may be fixed by the enGene Board from time to time, in accordance with the Articles.

Preferred Shares

We may issue an unlimited number of preferred shares from time to time in one or more series. The terms of each series of preferred shares, including the number of shares, the designation, rights, preferences, privileges, priorities, restrictions, conditions and limitations, will be determined at the time of creation of each such series by our board of directors, without shareholder approval, provided that all preferred shares will rank equally within their class as to dividends and distributions in the event of our dissolution, liquidation or winding-up.

DESCRIPTION OF DEBT SECURITIES

In this description of debt securities section, “we,” “us,” “our,” or “enGene” refer enGene Holdings Inc. but not to its subsidiaries.

As of the date of this prospectus, we have no debt securities outstanding. We may issue debt securities, separately or together, with common shares, warrants, subscription receipts or units or any combination thereof, as the case may be. The debt securities will be issued in one or more series under an indenture (the “Indenture”) to be entered into between us and one or more trustees (the “Trustee”) that will be named in a prospectus supplement for a series of debt securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into has been or will be filed with the SEC as an exhibit to the registration statement and will be filed with the securities commissions or similar authorities in Canada when it is entered into. The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture. The particular terms relating to debt securities offered by a prospectus supplement will be described in the related prospectus supplement. This description may include, but may not be limited to, any of the following, if applicable:

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the specific designation of the debt securities; any limit on the aggregate principal amount of the debt securities; the date or dates, if any, on which the debt securities will mature and the portion (if less than all of the principal amount) of the debt securities to be payable upon declaration of acceleration of maturity;
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the rate or rates (whether fixed or variable) at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the debt securities that are in registered form;
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the terms and conditions under which we may be obligated to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provisions or otherwise;
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the terms and conditions upon which we may redeem the debt securities, in whole or in part, at our option;
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the covenants applicable to the debt securities;
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the terms and conditions for any conversion or exchange of the debt securities for any other securities;
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the extent and manner, if any, to which payment on or in respect of the debt securities of the series will be senior or will be subordinated to the prior payment of our other liabilities and obligations;
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whether the debt securities will be secured or unsecured;
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whether the debt securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the debt securities which are in bearer form and as to exchanges between registered form and bearer form;
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whether the debt securities will be issuable in the form of registered global securities (“Global Securities”), and, if so, the identity of the depositary for such registered Global Securities;
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the denominations in which registered debt securities will be issuable, if other than denominations of $1,000, integral multiples of $1,000 and the denominations in which bearer debt securities will be issuable, if other than $5,000;
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each office or agency where payments on the debt securities will be made and each office or agency where the debt securities may be presented for registration of transfer or exchange;
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if other than United States dollars, the currency in which the debt securities are denominated or the currency in which we will make payments on the debt securities;
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material Canadian federal income tax consequences and United States federal income tax consequences of owning the debt securities;
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any index, formula or other method used to determine the amount of payments of principal (and premium, if any) or interest, if any, on the debt securities; and any other terms, conditions, rights or preferences of the debt securities which apply solely to the debt securities.

If we denominate the purchase price of any of the debt securities in a currency or currencies other than United States dollars or a non-United States dollar unit or units, or if the principal of and any premium and interest on any debt securities is payable in a currency or currencies other than United States dollars or a non-United States dollar unit or units, we will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such non-United States dollar currency or currencies or non-United States dollar unit or units in the applicable prospectus supplement.

Each series of debt securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

The terms on which a series of debt securities may be convertible into or exchangeable for common shares or other securities will be described in the applicable prospectus supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of common shares or other securities to be received by the holders of such series of debt securities would be subject to adjustment.

To the extent any debt securities are convertible into common shares or other securities, prior to such conversion the holders of such debt securities will not have any of the rights of holders of the securities into which the debt securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

We may issue subscription receipts that are exchangeable for our equity securities and/or other securities. The particular terms and provisions of subscription receipts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the applicable prospectus supplement. This description will include, without limitation, where applicable:

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the title and number of subscription receipts;
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the period during which and the price at which the subscription receipts will be offered;
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the terms, conditions and procedures for the exchange of the subscription receipts into or for our equity securities and/or other securities;
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the number of our equity securities and/or other securities that may be issued or delivered upon exchange of each subscription receipt; and
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whether the subscription receipts will be issued in fully registered or global form.

Our equity securities and/or other securities issued or delivered upon the exchange of subscription receipts will be issued for no additional consideration.

DESCRIPTION OF WARRANTS

General

This section describes the general terms that will apply to any warrants for the purchase of common shares, or equity warrants, or any warrants for the purchase of debt securities, or debt warrants. We may issue warrants independently or together with other securities, and warrants sold with other securities may be attached to or separate from the other securities. Warrants may be issued under one or more warrant indentures or warrant agency agreements to be entered into by us and one or more banks or trust companies acting as warrant agent.

This summary of some of the provisions of the warrants is not complete. The statements made in this prospectus relating to any warrant agreement and warrants to be issued under this prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. You should refer to the warrant indenture or warrant agency agreement relating to the specific warrants being offered for the complete terms of the warrants. A copy of any warrant indenture or warrant agency agreement relating to an offering or warrants will be filed by us with the securities regulatory authorities in the United States after we have entered into it.

The applicable prospectus supplement relating to any warrants that we offer will describe the particular terms of those warrants and include specific terms relating to the offering.

Equity Warrants

The particular terms of each issue of equity warrants will be described in the applicable prospectus supplement. This description will include, where applicable:

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the designation and aggregate number of equity warrants;
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the price at which the equity warrants will be offered;
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the currency or currencies in which the equity warrants will be offered;
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the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;
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the number of common shares that may be purchased upon exercise of each equity warrant and the price at which and currency or currencies in which the common shares may be purchased upon exercise of each equity warrant;
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the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of shares that may be purchased, (ii) the exercise price per share or (iii) the expiry of the equity warrants;
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whether we will issue fractional shares;
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whether we have applied to list the equity warrants or the underlying shares on a stock exchange;
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the designation and terms of any securities with which the equity warrants will be offered, if any, and the number of the equity warrants that will be offered with each security;
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the date or dates, if any, on or after which the equity warrants and the related securities will be transferable separately;
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whether the equity warrants will be subject to redemption and, if so, the terms of such redemption provisions;
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material US and Canadian federal income tax consequences of owning the equity warrants; and
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any other material terms or conditions of the equity warrants.

Debt Warrants

The particular terms of each issue of debt warrants will be described in the related prospectus supplement. This description will include, where applicable:

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the designation and aggregate number of debt warrants;
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the price at which the debt warrants will be offered;
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the currency or currencies in which the debt warrants will be offered;
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the designation and terms of any securities with which the debt warrants are being offered, if any, and the number of the debt warrants that will be offered with each security;
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the date or dates, if any, on or after which the debt warrants and the related securities will be transferable separately;
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the principal amount of debt securities that may be purchased upon exercise of each debt warrant and the price at which and currency or currencies in which that principal amount of debt securities may be purchased upon exercise of each debt warrant;
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the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;
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the minimum or maximum amount of debt warrants that may be exercised at any one time;
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whether the debt warrants will be subject to redemption, and, if so, the terms of such redemption provisions;
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material US and Canadian federal income tax consequences of owning the debt warrants; and
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any other material terms or conditions of the debt warrants.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

DESCRIPTION OF UNITS

The following description sets forth certain general terms and provisions of units to which any prospectus supplement may relate.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
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whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

U.S. AND CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada of the ownership and disposition of any of our securities offered thereunder.

The applicable prospectus supplement may also describe certain U.S. federal income tax consequences of the ownership and disposition of any of our securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code), including, to the extent applicable, such consequences relating to debt securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus for cash or other consideration (i) to or through underwriters, dealers, placement agents or other intermediaries, (ii) directly to one or more purchasers or (iii) in connection with acquisitions of assets or shares or another entity or company.

Each prospectus supplement with respect to our securities being offered will set forth the terms of the offering, including:

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the name or names of any underwriters, dealers or other placement agents;
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the number and the purchase price of, and form of consideration for, the securities;
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the proceeds to the Company from such sale; and
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any commissions, fees, discounts and other items constituting underwriters’, dealers’ or agents’ compensation.

The securities may be sold, from time to time, in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” in accordance with Rule 415(a)(4) under the Securities Act, including sales made directly on the Nasdaq or other existing trading markets for the securities. The prices at which the securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the securities is less than the gross proceeds paid by the underwriters to us.

Only underwriters named in the prospectus supplement are deemed to be underwriters in connection with our securities offered by that prospectus supplement.

We may agree to pay the underwriters or agents a commission for various services relating to the issue and sale of any securities offered hereby. Where we pay such commission, it will be paid out of the general corporate funds of the Company.

Underwriters, dealers and agents who participate in the distribution of the securities may be entitled to, under agreements to be entered into with us, indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

No underwriter or dealer involved in an “at-the-market distribution,” no affiliate of such underwriter or dealer and no person acting jointly or in concert with such underwriter or dealer has over-allotted, or will over-allot, our securities in connection with an offering of the securities or effect any other transactions that are intended to stabilize the market price of our securities.

In connection with any offering of our securities, other than an “at-the-market distribution,” the underwriters may over-allot or effect transactions which stabilize or maintain the market price of our securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. Each prospectus supplement will set forth the terms of such transactions.

In compliance with the guidelines of FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be less than this amount.

General Information

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters, and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Each series of securities offered by this prospectus may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.

Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.

Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

We will bear all costs, expenses and fees in connection with the registration of the securities as well as the expense of all commissions and discounts, if any, attributable to the sales of any of our securities by us.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a “shelf” registration statement on Form S-3 of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference into, the registration statement. This prospectus and any prospectus supplement do not contain all of the information found in the registration statement and exhibits and schedules to the registration statement. For further information about us and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus or any prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference into, this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement of which this prospectus is a part or to the annual, quarterly or other reports under the Securities Exchange Act of 1934, as amended (“Exchange Act”), which are incorporated by reference herein, each statement is qualified in all respects by the exhibit to which the reference relates.

We file annual, quarterly and other reports and other documents with the SEC. The SEC maintains a website (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including information we file. You may read any document we file with or furnish to the securities commissions and authorities of the provinces of Canada through SEDAR+ at https://www.sedarplus.com. We also maintain a website (www.engene.com). Information on our website is not a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in this prospectus, any prospectus supplement or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement. We incorporate by reference the following documents we have filed with the SEC:

•
our Annual Report on Form 10-K for the fiscal year ended October 31, 2023;
•
our definitive Proxy Statement on Schedule 14A for our 2024 Annual Meeting of Stockholders (“Proxy Statement”), as filed with the SEC on April 18, 2024 (but only with respect to information required by Part III of the Annual Report on Form 10-K, which information included in the Proxy Statement updated and superseded the information included in Part III of our Annual Report on Form 10-K for the year ended October 31, 2023);
•
our Quarterly Reports on Form 10-Q for the quarters ended January 31, 2024, April 30, 2024 and July 31, 2024;
•
our Current Reports on Form 8-K filed with the SEC on November 9, 2023, November 29, 2023, December 13, 2023, December 21, 2023, December 28, 2023, February 14, 2024, May 15, 2024, July 24, 2024, September 26, 2024, October 21, 2024, and October 25, 2024 (provided that any portions of such reports that are deemed furnished and not filed pursuant to instructions to Form 8-K shall not be incorporated by reference into this prospectus);
•
the description of our common shares set forth in the registration statement on Form 8-A registering our common shares under Section 12 of the Exchange Act, which was filed with the SEC on October 31, 2023, including any amendments or reports filed for the purpose of updating such description; and
•
the historical and pro forma financial information set forth in Exhibits 99.1, 99.2, and 99.3 to the Form S-3 of which this prospectus forms a part.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the filing of the initial registration statement and prior to effectiveness of the registration statement and from the date of this prospectus (other than any documents, or portions of documents, not deemed to be filed) until all of the securities covered by this registration statement have been sold.

You may obtain copies of any of these filings without charge from our website www.engene.com, or by contacting the SEC or accessing its website as described above. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC. We will provide, upon written or oral request, at no cost, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, at no cost to you, by writing us at enGene Holdings Inc., Attn: Corporate Secretary, 4868 Rue Levy, Suite 220, Saint-Laurent, QC, Canada H4R 2P1. Our telephone number is (514) 332-4888.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that information in this prospectus or any supplement is accurate as of any date other than the date on the front of these documents.

ENFORCEMENT OF CIVIL LIABILITIES

We are a corporation existing under the laws of British Columbia, Canada and, as a result, the rights of the holders of our securities may be impacted by Canadian law and our amended organizational documents. All or substantially all of our assets are located outside the United States, and substantially all of our business, including our operations, is conducted outside the United States. In addition, some of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets may be located outside the United States. As a result, it could be difficult or impossible for you to effect service of process on these individuals in the United States in the event that you believe that your rights have been infringed under applicable securities laws or otherwise or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on civil liability provisions of the U.S. securities laws. There can be no assurance that U.S. investors will be able to enforce against us, members of our board of directors, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws. There is uncertainty with respect to whether a Canadian court would take jurisdiction on a matter of liability predicated solely upon U.S. federal securities laws, and uncertainty with respect to whether a Canadian court would enforce a foreign judgement on liabilities predicated upon the securities laws of the United States.

TRANSFER AGENT AND REGISTRAR

Our transfer agent and registrar is Continental Stock Transfer & Trust Company, located at 1 State Street, 30th Floor, New York, New York, 10004.

LEGAL MATTERS

Certain legal matters related to our securities offered by this prospectus will be passed upon for us by Blake, Cassels & Graydon LLP, with respect to matters of Canadian law, and Morgan, Lewis & Bockius LLP, with respect to matters of U.S. law. Additional legal matters may be passed upon by us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of enGene Holdings Inc. as of October 31, 2023 and 2022, and for the years ended October 31, 2023 and 2022, have been incorporated by reference herein in this registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the October 31, 2023 consolidated financial statements contains an explanatory paragraph that states that the Company has incurred a net loss and negative cash flows from operating activities for the year ended October 31, 2023, has an accumulated deficit at October 31, 2023, and will require additional financing in order to fund its future expected negative cash flows, that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The financial statements of Forbion European Acquisition Corp. for the year ended December 31, 2022 and the period from August 9, 2021 (inception) through December 31, 2021, and as of December 31, 2022 and December 31, 2021, included in this registration statement have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report appearing herein which contains an explanatory paragraph relating to substantial doubt about the ability of Forbion European Acquisition Corp. to continue as a going concern as described in Note 1 to the financial statements. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Common Shares

Up to $100,000,000

PROSPECTUS SUPPLEMENT

Jefferies

December 20, 2024